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Federal Kemper Life Asssurance Company                        [LOGO] ZURICH LIFE
A Stock Life Insurance Company
1600 McConnor Parkway
Schaumburg, Illinois 60196-6801

RIGHT TO CANCEL - FREE LOOK PROVISION - At any time within 10 days of receiving this Contract You may return it to Us or to the representative through whom it was purchased. All Purchase Payments allocated to the Fixed Account plus the Separate Account Contract Value plus Market Adjusted Values computed at the end of the valuation period following Our receipt of this Contract will then be refunded within 10 days.

We agree to pay an Annuity to the Owner on the Annuity Date provided this Contract is in force on the Annuity Date.

We further agree to pay the death benefit prior to the Annuity Date upon the death of an Owner when a death benefit is payable. Payment will be made upon Our receipt of due proof of death and the return of this Contract.

This Contract is issued in consideration of the application and payment of a Purchase Payment. The provisions on this cover and the pages that follow are part of this Contract.

Signed for Federal Kemper Life Assurance Company at its home office in Schaumburg, Illinois.

         /s/ Debra P. Rezabek                            /s/ Gale K. Caruso
--------------------------------                --------------------------------
           Secretary                                       President

FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY
CONTRACT

NON-PARTICIPATING

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON GUARANTEE PERIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CONTRACT SCHEDULE.

READ YOUR CONTRACT CAREFULLY.

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                                TABLE OF CONTENTS

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CONTRACT SCHEDULE                                      Follows Table of Contents

DEFINITIONS                                                                  1-3

GENERAL PROVISIONS                                                           3-4
   The Entire Contract                                                       3
   Modification of Contract                                                  3
   Incontestability                                                          3
   Change of Annuity Date                                                    3
   Assignment                                                                3
   Due Proof of Death                                                        3
   Reserves, Contract Values and Death Benefits                              3
   Non-Participating                                                         3
   Reports                                                                   3
   Premium Taxes                                                             4
   Creditors                                                                 4

OWNER, BENEFICIARY AND ANNUITANT PROVISIONS                                  4-5
   Owner                                                                     4
   Change of Ownership                                                       4
   Beneficiary Designation and Change of Beneficiary                         4
   Death of Beneficiary                                                      4
   Annuitant                                                                 5

PURCHASE PAYMENT PROVISIONS                                                  5
   Purchase Payment Limitations                                              5
   Place of Payment                                                          5

FIXED ACCOUNT PROVISIONS                                                     5
   Fixed Account Contract Value                                              5

GUARANTEE PERIOD PROVISIONS                                                  6
   Guarantee Period                                                          6
   Guaranteee Period Value                                                   6
   Market Value Adjustment                                                   6

VARIABLE ACCOUNT PROVISIONS                                                  6-7
   Separate Account                                                          6
   Liabilities of the Separate Account                                       6
   Subaccounts                                                               6
   Fund                                                                      7
   Rights Reserved by the Company                                            7
   Accumulation Unit Value                                                   7
   Investment Experience Factor                                              7

TRANSFER AND WITHDRAWAL PROVISIONS                                           8-9
   Transfers During the Accumulation Period                                  8
   Withdrawals During the Accumulation Period                                8
   Withdrawal Charges                                                        8
   Transfers and Withdrawal Procedures                                       9
   Deferment of Withdrawal or Transfer                                       9

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                                TABLE OF CONTENTS

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DEATH BENEFIT PROVISIONS                                                   9-10
   Amount Payable Upon Death                                               9
   Payment of Death Benefits During the Accumulation Period                10
   Spousal Continuation                                                    10

ANNUITY PERIOD PROVISIONS                                                  10-16
   Annuity Options                                                         10
   Option 1 Certain Period Annuity                                         10
   Option 2 Life Annuity                                                   10
   Option 3 Life Annuity with Installments Guaranteed                      10
   Option 4 Joint and Survivor Annuity                                     11
   Option 5 Joint and Survivor Annuity with Installments Guaranteed        11
   Other Options                                                           11
   Commutability                                                           11
   Election of Annuity Option                                              11-12
   Electing a Fixed or Variable Annuity Option                             12
   Fixed Annuity                                                           12
   Variable Annuity                                                        12-13
   Annuity Unit Value                                                      13
   Basis of Annuity Options                                                13
   Withdrawal Charge Upon Annuitization                                    13
   Transfers Between Subaccounts                                           13-14
   Conversions from a Fixed Annuity Payment                                14
   Conversions to a Fixed Annuity Payment                                  15
   Payment of Death Benefits During the Annuity Period                     15-16
   Disbursement Upon Death of Annuitant: Under Options 1, 3 or 5           16
   Supplementary Agreement                                                 16
   Date of First Payment                                                   16
   Evidence of Age, Sex and Survival                                       16
   Misstatement of Age or Sex                                              16

ANNUITY OPTION TABLE                                             Follows Page 16

ENDORSEMENTS, if any                                 Follow Annuity Option Table

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DEFINITIONS                ACCUMULATED GUARANTEE PERIOD VALUE - The sum of the
                           Guarantee Period Values.

                           ACCUMULATION PERIOD - The period between the Issue Date and the Annuity Date.

                           ACCUMULATION UNIT - An accounting unit of measure used to calculate the value of each Subaccount. Each Subaccount will have an Accumulation Unit for each combination of charges.

                           ADMINISTRATION CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value for a portion of Our administrative costs.

                           AGE - The attained age.

                           ANNIVERSARY VALUE - The Contract Value calculated on each Contract Anniversary during the Accumulation Period.

                           ANNUITANT - The person during whose lifetime the Annuity is to be paid. Joint Annuitants may be named under Non-qualified Contracts and any reference to Annuitant shall include joint Annuitants.

                           ANNUITY - A series of payments paid in accordance with this Contract which begin on the Annuity Date.

                           ANNUITY DATE - The date on which this Contract matures and Annuity payments begin. The original Annuity Date is stated in the Contract Schedule.

                           ANNUITY PERIOD - The period that starts on the Annuity Date.

                           ANNUITY UNIT - An accounting unit of measure used to calculate the amount of Variable Annuity payments after the first Annuity payment.

                           CONTRACT ANNIVERSARY - An anniversary of the Issue
                           Date

                           CONTRACT OWNER, OR OWNER - See "You, Your, Yours" below

                           CONTRACT VALUE - The sum of the Fixed Account Contract Value plus the Separate Account Contract Value plus the Accumulated Guarantee Period Value.

                           CONTRACT YEAR - A one year period starting on the Issue Date and successive Contract Anniversaries.

                           DEBT - The principal of any outstanding loan plus any accrued interest. Loans are available under certain Qualified Plans.

                           FIXED ACCOUNT - The General Account of FKLA to which an Owner may allocate all or a portion of Purchase Payments or Contract Value.

                           FIXED ACCOUNT CONTRACT VALUE - The value of amounts allocated under the Contract to the Fixed Account.

                           FIXED ANNUITY - An Annuity payment plan that does not vary as to dollar amount with investment experience.

                           FREE WITHDRAWAL ALLOWANCE - Amount of Purchase Payments subject to a withdrawal charge that may be withdrawn each Contract Year without incurring a withdrawal charge as described in the Contract Schedule.

                           FUND - An investment company or separate series thereof, in which the Subaccounts of the Separate Account invest.

                           GENERAL ACCOUNT - Our assets other than those allocated to the Separate Account, the non-unitized separate account or any other separate account.

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DEFINITIONS (continued)

                           GUARANTEE PERIOD - A period of time during which an amount is to be credited with a guaranteed interest rate, subject to a Market Value Adjustment prior to the end of the Guarantee Period. The Guarantee Periods initially offered are stated in the Contract Schedule.

                           GUARANTEE PERIOD VALUE - The (1) Purchase Payments allocated or amounts transferred to a Guarantee Period; plus (2) interest credited; minus (3) withdrawals, previously assessed withdrawal charges and transfers; adjusted for (4) any applicable Market Value Adjustment previously made.

                           ISSUE DATE - The Issue Date stated in the Contract Schedule.

                           MARKET ADJUSTED VALUE - A Guarantee Period Value adjusted by the Market Value Adjustment formula prior to the end of a Guarantee Period.

                           MARKET VALUE ADJUSTMENT - An adjustment of Guarantee Period Values in accordance with the Market Value Adjustment formula prior to the end of the Guarantee Period. The adjustment reflects the change in the value of the Guarantee Period Value due to changes in interest rates since the date the Guarantee Period commenced. The Market Value Adjustment formula is stated in the Contract Schedule.

                           MORTALITY AND EXPENSE RISK CHARGE - A charge deducted in the calculation of the Accumulation Unit value and the Annuity Unit value. It is for Our assumption of mortality risks and expense guarantees. This charge is shown in the Contract Schedule.

                           NONQUALIFIED - This Contract issued other than as a Qualified Plan.

                           PAYEE - A recipient of periodic payments under the Contract.

                           PURCHASE PAYMENTS - The dollar amount We receive in U.S. currency to buy the benefits this Contract provides.

                           QUALIFIED PLAN - A Contract issued under a retirement plan which qualifies for favorable income tax treatment under Section 401, 403, 408, 408A, or 457 of the Internal Revenue Code as amended.

                           If this Contract is issued under a Qualified Plan additional provisions may apply. The rider or amendment to this Contract used to qualify it under the applicable section of the Internal Revenue Code will indicate the extent of change in the provisions.

                           RECORDS MAINTENANCE CHARGE - A charge assessed against Your Contract as specified in the Contract Schedule.

                           SEPARATE ACCOUNT - A unit investment trust registered with the Securities and Exchange Commission under the Investment Company Act of 1940 known as the FKLA Variable Annuity Separate Account.

                           SEPARATE ACCOUNT CONTRACT VALUE - The sum of the Subaccount Values of this Contract on a Valuation Date.

                           SUBACCOUNTS - The subdivisions of the Separate Account, the assets of which consist solely of shares of the corresponding Fund portfolio.

                           SUBACCOUNT VALUE - The value of Your interest in each Subaccount.

                           VALUATION DATE - Each business day that applicable law requires that We value the assets of the Separate Account. Currently this is each day that the New York Stock Exchange is open for trading.

                           VALUATION PERIOD - The period that starts at the close of a Valuation Date and ends at the close of the next succeeding Valuation Date.

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DEFINITIONS (continued)

                           VARIABLE ANNUITY - An Annuity payment plan which varies as to dollar amount because of Subaccount investment experience.

                           WE, OUR, US - Federal Kemper Life Assurance Company, Schaumburg, Illinois.

                           YOU, YOUR, YOURS - The party(s) named as Owner unless later changed as provided in this Contract. Under a Nonqualified Contract when more than one person is named as Owner, the terms "You,""Your,""Yours," means joint Owners. The Owner may be changed during the lifetime of the Owner and prior to the Annuity Date. The Owner, prior to distribution of any death benefit, has the exclusive right to exercise every option and right conferred by this Contract.

GENERAL PROVISIONS

The Entire Contract        This Contract, any written application attached to
                           this Contract, and any endorsements and riders constitute the entire contract between the parties.

Modification of Contract   Only Our president, secretary and assistant
                           secretaries have the power to approve a change or waive any provisions of this Contract. Any such modifications must be in writing. No agent or person other than the officers named has the authority to change or waive the provisions of this Contract.

                           Upon notice to You, this Contract may be modified by Us as is necessary to comply with any law or regulation issued by a governmental agency to which We or the Separate Account is subject or as is necessary to assure continued qualification of this Contract under the Internal Revenue Code or other laws relating to retirement plans or annuities or as otherwise may be in Your best interest. In the event of a modification, We may make appropriate endorsement to this Contract and We will obtain all required regulatory approvals.

Incontestability           We cannot contest this Contract after it has been in
                           force for two years from the Issue Date.

Change of Annuity Date     You may write to Us prior to the death of an Owner
                           and the first Annuity payment date and request a change of the Annuity Date. The new Annuity Date must not be earlier than the minimum Annuity Date or beyond the maximum Annuity Date stated in the Contract Schedule.

Assignment                 No assignment under this Contract is binding unless
                           We receive it in writing. We assume no responsibility for the validity or sufficiency of any assignment.
                           The rights of the Owner, Annuitant and beneficiary are subject to the assignment after it has been recorded by Us. Any claim is subject to proof of interest of the assignee.

Due Proof of Death         We must receive written proof of death of the Owner
                           when a death benefit is payable. The proof may be a certified death certificate, or any other proof satisfactory to Us.

Reserves, Contract         All reserves are equal to or greater than those
Values and Death Benefits  required by statute. Any available Contract Value and death benefit are not less than the minimum benefits required by the statutes of the state in which the Contract is delivered.

Non-Participating          This Contract does not pay dividends. It will not
                           share in Our surplus or earnings.

Reports At least once each Contract Year We will send You a statement showing Purchase Payments received, interest credited, investment experience, and charges made since the last report, as well as any other information required by statute.

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GENERAL PROVISIONS (continued)

Premium Taxes              We will make a deduction for state premium taxes in
                           certain situations. On any Contract subject to premium tax, as provided under applicable law, the tax will be deducted from: a. the Purchase Payments when We receive them; b. the Contract Value upon total withdrawal; or c. from the total Contract Value applied to any Annuity option at the time Annuity payments start. In no event will an amount be deducted for premium taxes before the Company has incurred a tax liability under applicable state law.

Creditors                  The proceeds of this Contract and any payment under
                           an Annuity option will be exempt from the claims of creditors and from legal process to the extent permitted by law.

OWNER, BENEFICIARY AND ANNUITANT PROVISIONS

Owner Before the Annuity Date and prior to the death of an Owner, You may exercise every option and right conferred by this Contract including the right of assignment. The joint Owners must agree to the exercise of any option or right if more than one Owner is named.

Change of Ownership        You may change the Contract Owner by written request
                           before the Annuity Date and prior to the death of an Owner. You must furnish information sufficient to clearly identify the new Owner to Us. The change is subject to any existing assignment of this Contract.
                           After We receive the change, it will take effect on the date the written notice is signed. However, any action taken by Us before the change is recorded by Us remains in effect. Any change is subject to the payment of any proceeds. We may require You to return this Contract to Us for endorsement of a change.

Beneficiary Designation    The beneficiary initially designated is shown in the
and Change of Beneficiary  Contract Schedule. In the case of joint owners, the surviving joint Owner is automatically the primary beneficiary of any death benefit resulting from the death of a joint Owner. You may change the beneficiary if You send Us written notice in a form acceptable to Us. Changes are subject to the following conditions:

                           1. Prior to the Annuity Date the change must be filed while You are alive;

                           2. After the Annuity Date the change must be filed while You and the Annuitant(s) are alive;

                           3. This Contract must be in force at the time You file a change;

                           4. Such change must not be prohibited by the terms of an existing assignment, beneficiary designation or other restriction;

                           5. After We receive the change, it will take effect on the date the written notice was signed. However, any action taken by Us before the change form is recorded by Us will remain in effect;

                           6. The request for change must provide information sufficient to identify the new beneficiary; and

                           7. In the case of joint Owners, the designation of a beneficiary other than the surviving joint Owner(s) will be deemed to be a contingent beneficiary(s).

                           We may require You to return this Contract to Us for endorsement of a change.

Death of Beneficiary       The interest of a beneficiary who dies before the
                           distribution of the death benefit will pass to the other beneficiaries, if any, share and share alike, unless otherwise provided in the beneficiary designation. If no beneficiary survives or is named, the distribution will be made to Your estate when the You die.

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Annuitant                  The initial Annuitant is shown in the Contract
                           Schedule. Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies, the youngest Owner will become the new Annuitant unless a new Annuitant is otherwise named. Upon the death of an Annuitant prior to the Annuity Date, a death benefit is not paid unless the Owner is a non-natural person.

PURCHASE PAYMENT PROVISIONS

Purchase Payment           The Minimum Initial Purchase Payment, subsequent
Limitations                Purchase Payment, and maximum total Purchase Payment
                           limits are shown in the Contract Schedule.

                           The minimum initial allocation or transfer to a Guarantee Period, Fixed Account, or to a Subaccount is shown in the Contract Schedule.

                           We reserve the right to waive or modify these limits and to aggregate multiple Contracts with the same Owner and/or Annuitants in applying these limits. We also reserve the right to not accept any Purchase Payment.

Place of Payment           All Purchase Payments under this Contract must be
                           paid to Us at Our home office or such other location as We may select. We will notify You and any other interested parties in writing of such other locations. Purchase Payments received by an agent will not be considered received by Us.

FIXED ACCOUNT PROVISIONS

Fixed Account              The Fixed Account Contract Value includes:
Contract Value
                           1.   Your Purchase Payments allocated to the Fixed
                                Account; plus

                           2.   amounts transferred to the Fixed Account; plus

                           3.   interest credited; minus

                           4. withdrawals, previously assessed withdrawal charges and transfers from the Fixed Account, minus

                           5.   any applicable portion of the Records
                                Maintenance Charge.

                           The initial Fixed Account interest rate credited to the initial Purchase Payment is shown in the Contract Schedule and is in effect through the period also shown in the Contract Schedule. We will declare the Fixed Account interest rate applicable to the initial Purchase Payment for each subsequent interest rate period at the beginning of each subsequent interest rate period shown in the Contract Schedule.

                           We will declare the Fixed Account interest rate with respect to each subsequent Purchase Payment or transfer received. Any such Purchase Payment or transfer We receive will be credited that rate through the end of the interest rate period shown in the Contract Schedule. We will declare the Fixed Account interest rate applicable to each subsequent Purchase Payment or transfer for each subsequent interest rate period at the beginning of each subsequent interest rate period.

                           We reserve the right to declare the Fixed Account current interest rate(s) based upon the Issue Date, the date We receive a Purchase Payment or the date of account transfer.

                           We calculate the interest credited to the Fixed Account by compounding daily, at daily interest rates, rates that would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

                           The minimum guaranteed Fixed Account interest rate is shown in the Contract Schedule.

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Annuitant                  The initial Annuitant is shown in the Contract
                           Schedule. Prior to the Annuity Date, an Annuitant may be replaced or added unless the Owner is a non-natural person. At all times there must be at least one Annuitant. If the Annuitant dies, the youngest Owner will become the new Annuitant unless a new Annuitant is otherwise named. Upon the death of an Annuitant prior to the Annuity Date, a death benefit is not paid unless the Owner is a non-natural person.

PURCHASE PAYMENT PROVISIONS

Purchase Payment           The Minimum Initial Purchase Payment, subsequent
Limitations                Purchase Payment, and maximum total Purchase Payment
                           limits are shown in the Contract Schedule.

                           The minimum initial allocation or transfer to a Guarantee Period, Fixed Account, or to a Subaccount is shown in the Contract Schedule.

                           We reserve the right to waive or modify these limits and to aggregate multiple Contracts with the same Owner and/or Annuitants in applying these limits. We also reserve the right to not accept any Purchase Payment.

Place of Payment           All Purchase Payments under this Contract must be
                           paid to Us at Our home office or such other location as We may select. We will notify You and any other interested parties in writing of such other locations. Purchase Payments received by an agent will not be considered received by Us.

FIXED ACCOUNT PROVISIONS

Fixed Account              The Fixed Account Contract Value includes:
Contract Value
                           1.   Your Purchase Payments allocated to the Fixed
                                Account; plus

                           2.   amounts transferred to the Fixed Account; plus

                           3.   interest credited; minus

                           4. withdrawals, previously assessed withdrawal charges and transfers from the Fixed Account, minus

                           5.   any applicable portion of the Records
                                Maintenance Charge.

                           The initial Fixed Account interest rate credited to the initial Purchase Payment is shown in the Contract Schedule and is in effect through the period also shown in the Contract Schedule. We will declare the Fixed Account interest rate applicable to the initial Purchase Payment for each subsequent interest rate period at the beginning of each subsequent interest rate period shown in the Contract Schedule.

                           We will declare the Fixed Account interest rate with respect to each subsequent Purchase Payment or transfer received. Any such Purchase Payment or transfer We receive will be credited that rate through the end of the interest rate period shown in the Contract Schedule. We will declare the Fixed Account interest rate applicable to each subsequent Purchase Payment or transfer for each subsequent interest rate period at the beginning of each subsequent interest rate period.

                           We reserve the right to declare the Fixed Account current interest rate(s) based upon the Issue Date, the date We receive a Purchase Payment or the date of account transfer.

                           We calculate the interest credited to the Fixed Account by compounding daily, at daily interest rates, rates that would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

                           The minimum guaranteed Fixed Account interest rate is shown in the Contract Schedule.

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GUARANTEE PERIOD PROVISIONS

Guarantee Period           We hold all amounts allocated to a Guarantee Period
                           in a non-unitized separate account. The non-unitized separate account may also hold amounts from other contracts and certificates we issue. The assets of this separate account equal to the reserves and other liabilities of this separate account will not be charged with liabilities arising out of any other business we may conduct. The initial Guarantee
                           Periods available under this Contract are shown in the Contract Schedule.

Guarantee Period Value     On any Valuation Date, the Guarantee Period Value
                           includes:

                           1.   Your Purchase Payments allocated to the
                                Guarantee Period; plus

                           2.   amounts transferred to the Guarantee Period;
                                plus

                           3.   interest credited; minus

                           4. withdrawals, previously assessed withdrawal charges and transfers from the Guarantee Period; minus

                           5.   any applicable portion of the Records
                                Maintenance Charge; adjusted for

                           6.   any applicable Market Value Adjustment
                                previously made.

                           The Guarantee Period(s) initially elected and the interest rate(s) initially credited are shown in the Contract Schedule. The initial interest rate credited to subsequent Purchase Payments or transfers will be declared at the time the payment is received. At the end of a Guarantee Period, We will declare a guaranteed interest rate applicable for the next subsequent Guarantee Period.

                           We calculate the interest credited to the Guarantee Period Value by compounding daily, at daily interest rates, rates which would produce at the end of 12 months a result identical to the one produced by applying an annual interest rate.

Market Value               The Market Value Adjustment formula is stated in the
Adjustment                 Contract Schedule. This formula is applicable for
                           both an upward and downward adjustment to a Guarantee
                           Period Value when, prior to the end of a Guarantee
                           Period, such value is:

                           1.   taken as a total or partial withdrawal;

                           2.   applied to purchase an Annuity option; or

                           3. transferred to another Guarantee Period, the Fixed Account, or a Subaccount.

                           However, a Market Value Adjustment will not be applied to any Guarantee Period Value transaction affected within 30 days after the end of the applicable Guarantee Period.

VARIABLE ACCOUNT PROVISIONS

Separate Account           The variable benefits under this Contract are
                           provided through the FKLA Variable Annuity Separate
                           Account. The Separate Account is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. It is a separate investment account maintained by Us into which a portion of Our assets has been allocated for this Contract and may be allocated for certain other contracts and certificates we issue.

Liabilities of the         The assets equal to the reserves and other
Separate Account           liabilities of the Separate Account will not be
                           charged with liabilities arising out of any other business We may conduct. We will value the assets of the Separate Account on each Valuation Date.

Subaccounts                The Separate Account consists of multiple
                           Subaccounts. We may from time to time, combine or remove Subaccounts in the Separate Account and establish additional Subaccounts of the Separate
                           Account. In such event, We may permit You to select other Subaccounts under the Contract. However, the right to select any other Subaccount is limited by the terms and conditions We may impose on such transactions.

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VARIABLE ACCOUNT PROVISIONS (continued)

Fund Each Subaccount of the Separate Account will buy shares of a Fund or a separate series of a Fund. Each Fund is registered under the Investment Company Act of 1940 as an open-end diversified management investment company. Each series of a Fund represents a separate investment portfolio which corresponds to one of the Subaccounts of the Separate Account.

                           If We establish additional Subaccounts, each new Subaccount will invest in a new series of a Fund or in shares of another investment company. We may also substitute other investment companies.

Rights Reserved by         We reserve the right, subject to compliance with the
the Company                current law or as it may be changed in the future:

                           1. To operate the Separate Account in any form permitted under the Investment Company Act of 1940 or in any other form permitted by law;

                           2. To take any action necessary to comply with or obtain and continue any exemptions from the Investment Company Act of 1940 or to comply with any other applicable law;

                           3. To transfer any assets in any Subaccount to another Subaccount or to one or more Separate Accounts, or the General Account, or to add, combine or remove Subaccounts in the Separate Account;

                           4. To delete the shares of any of the portfolios of a Fund or any other open-end investment company and to substitute, for the Fund shares held in any Subaccount, the shares of another portfolio of a Fund or the shares of another investment company or any other investment permitted by law; and

                           5. To change the way We assess charges, but not to increase the aggregate amount above that currently charged to the Separate Account and the Funds in connection with this Contract.

                           When required by law, We will obtain Your approval of such changes and the approval of any regulatory authority

Accumulation Unit Value    Each Subaccount has an Accumulation Unit value for
                           each combination of charges. When Purchase Payments or other amounts are allocated to a Subaccount, a number of units are purchased based on the relevant
                           Accumulation Unit value of the Subaccount at the end of the Valuation Period during which the allocation is made. When amounts are transferred out of or deducted from a Subaccount, units are redeemed in a similar manner. The value of a Subaccount on any Valuation Date is the number of units held in the Subaccount times the relevant Accumulation Unit value on that Valuation Date.

                           An Accumulation Unit value for each subsequent Valuation Period is the relevant investment experience factor for that period multiplied by the Accumulation Unit value for the period immediately preceding. The Accumulation Unit values for each Valuation Period are applied to each day in a Valuation Period. The number of Accumulation Units will not change as a result of investment experience; however, adding, deleting or modifying a rider for this Contract will result in a change in the number of Accumulation Units.

Investment Experience      Each Subaccount has an investment experience factor
Factor                     for each combination of charges. The investment
                           experience factor of a Subaccount for a combination of charges for a Valuation Period is determined by dividing 1. by 2. and subtracting 3. from the result, where:

                           1.   is the net result of:

                                a.   the net asset value per share of the
                                     investment held in the Subaccount
                                     determined at the end of the current
                                     Valuation Period; plus

                                b.   the per share amount of any dividend or
                                     capital gain distributions made by the
                                     investments held in the Subaccount, if the "ex-dividend" date occurs during the current Valuation Period; plus or minus

                                c. a credit or charge for any taxes reserved for the current Valuation Period which We determine resulted from the investment operations of the Subaccount; 2. is the net asset value per share of the investment held in the Subaccount, determined at the end of the last Valuation Period;

                           3. is the factor representing the sum of the Separate Account charges currently applicable for the number of days in the Valuation Period.

TRANSFER AND WITHDRAWAL PROVISIONS

Transfers During the       Transfers may be made among the Subaccounts,
Accumulation Period        Guarantee Periods and the Fixed Account subject to
                           the following conditions:

                           1. The minimum amount which may be transferred is the Minimum Subsequent Account Allocation stated in the Contract Schedule or, if smaller, the remaining value in the Fixed Account or a Subaccount or Guarantee Period.

                           2.   No partial transfer will be made if the
                                remaining value of the Fixed Account,
                                Subaccount, or Guarantee Period will be less than the Minimum Initial Account Allocation stated in the Contract Schedule.

                           3. No transfer may be made within seven calendar days of the date on which the first Annuity payment is due.

                           4. We reserve the right to impose a 15 calendar day waiting period between transfers for any transfer in excess of 12 in a Contract Year.

                           5. We reserve the right to assess a $10.00 charge for each transfer in excess of 12 in a Contract Year.

                           6. Any transfer from a Guarantee Period is subject to a Market Value Adjustment unless the transfer is effected within thirty days after the end of the applicable Guarantee Period.

                           Any transfer request must clearly specify:

                           1.   the amount which is to be transferred; and

                           2.   the names of the accounts which are affected.

                           For the Fixed Account and Guarantee Period accounts, We will transfer Purchase Payments and all related accumulation received in a given Contract Year, in the chronological order We receive them.

                           We reserve the right at any time and without notice to any party, to terminate, suspend, or modify these transfer rights.

Withdrawals During the     During the Accumulation Period, You may withdraw all
Accumulation Period        or part of the Contract Value reduced by any
                           withdrawal charge, Debt and applicable premium taxes, and adjusted by any applicable Market Value
                           Adjustment.

                           Withdrawals are subject to all of the following conditions:

                           1. You must return the Contract to Us if You elect a total withdrawal.

                           2. Each withdrawal must be at least $500 or the value that remains in the Fixed Account, Subaccount or Guarantee Period if smaller.

                           3. The Minimum Subsequent Account Allocation stated in the Contract Schedule must remain in the account after You make a withdrawal unless the account is eliminated by such withdrawal.

                           4. We must receive a written request that indicates the amount of the withdrawal from the Fixed Account and each Subaccount and Guarantee Period.

                           5. Withdrawals will reduce each investment option on a proportional basis unless You direct Us otherwise.

                           6. Withdrawals will first reduce Your Purchase Payments in the chronological order in which they were received and then reduce any earnings.

                           7. If a partial withdrawal would reduce the Contract Value to less than the Minimum Contract Value after a Partial Withdrawal stated in the Contract Schedule, the partial withdrawal will be processed as a total withdrawal.

Withdrawal Charges         Withdrawal charges are shown in the Contract
                           Schedule. For purposes of calculating Withdrawal
                           Charges, We will assume that amounts are withdrawn in the following order:

                           1. Purchase Payments no longer subject to a Withdrawal Charge,

                           2.   Free Withdrawal Allowance,

                           3. Purchase Payments in chronological order in which they were received,

                           4.   Earnings.

Transfer and Withdrawal    We will withdraw or transfer from the Fixed Account
Procedures                 or Guarantee Periods as of the Valuation Date that
                           follows the date We receive the Owner's written or telephone transfer request. To process a withdrawal, the request must contain all required information.

                           We will redeem the necessary number of Accumulation Units to achieve the dollar amount when the withdrawal or transfer is made from a Subaccount. We will reduce the number of Accumulation Units credited in each Subaccount by the number of Accumulation Units redeemed. The reduction in the number of Accumulation Units is determined based on the Accumulation Unit value at the end of the Valuation Period when We receive the request, provided the request contains all required information. We will pay the withdrawal amount within seven calendar days after the date We receive the request, except as provided below.

Deferment of Withdrawal    If the withdrawal or transfer is to be made from a
or Transfer                Subaccount, We may suspend the right of withdrawal or
                           transfer or delay payment more than seven calendar days:

                           1. during any period when the New York Stock Exchange is closed other than customary weekend and holiday closings;

                           2. when trading in the markets normally utilized is restricted, or an emergency exists as determined by the Securities and Exchange Commission, so that disposal of investments or determination of the Accumulation Unit value is not practical; or

                           3. for such other periods as the Securities and Exchange Commission by order may permit for protection of Owners.

                           We may defer the payment of a withdrawal or transfer from the Fixed Account or Guarantee Periods, for the period permitted by law. This can never be more than six months after the Owner sends Us a written request. During the period of deferral, We will continue to credit interest, at the then current interest rate(s), to the Fixed Account Contract Value and/or each Guarantee Period Value.

DEATH BENEFIT PROVISIONS

Amount Payable             When a death benefit is payable We will pay the
Upon Death                 greater of 1. or 2. below, less Debt.

                           1. the Contract Value, excluding any negative but including any positive market value adjustment.

                           2. the total amounts of purchase payments, less previous Purchase Payments withdrawn and withdrawal charges.

                           We compute the Contract Value at the end of the Valuation Period following our receipt of due proof of death and the return of this Contract. We compute
                           2. above as of Your date of death.

Payment of Death           A death benefit will be paid to the beneficiary upon
Benefits During the        the death of the Owner, or a joint Owner, during the
Accumulation Period        Accumulation Period. If the Contract Owner is a
                           non-natural person, a death benefit will be paid to the beneficiary upon the death of an Annuitant prior to the Annuity Date.

                           We will pay the death benefit to the beneficiary after We receive due proof of death. We will then have no further obligation under this Contract.

                           The entire interest in this Contract must be distributed within five years from the date of death unless it is applied under an Annuity Option or the spouse continues this Contract as described below.

                           The beneficiary may elect to have the death benefit distributed as stated in Annuity Period Provisions Option 1 provided the beneficiary's life expectancy is not less than 10 years; or Options 2 or 3 as described in the Annuity Period Provisions of this Contract, based on the life expectancy of the beneficiary as prescribed by federal regulations unless You have restricted the right to make such an election. The beneficiary must make this choice within sixty days of the time We receive due proof of death, and distributions must commence within one year of the date of death.

                           If the beneficiary is a non-natural person, the beneficiary must elect that the entire death benefit be distributed within five years of the date of death.

Spousal Continuation       If this Contract was issued as a Nonqualified Plan or
                           an Individual Retirement Annuity ("IRA") and Your spouse is the primary beneficiary when You die, Your surviving spouse may elect to be the successor Owner of this Contract. This is known as a Spousal
                           Continuation. In such a case, no death benefit will be payable upon your death.

                           Upon Your death, Your surviving spouse may continue this Contract thereby waiving claim to the death benefit otherwise payable. Electing to continue this Contract under the Spousal Continuation provision of this Contract will affect how the charges and benefits under this Contract and applicable endorsements are calculated or determined.

                           If a Spousal Continuation is elected, the Contract Value will be adjusted to equal the amount otherwise payable as a death benefit under this Contract subject to the following:

                           A. The Contract Value will be adjusted to equal the amount of the death benefit. If the death benefit otherwise payable exceeds the Contract Value one day prior to the date of continuance, such excess will be credited to the money market Subaccount listed in the Contract Schedule. This amount may subsequently be transferred from the money market Subaccount to other options under this Contract.

                           B. Upon the death of Your surviving spouse before the Annuity Date, the amount of the death benefit payable will be determined as if: (1) the Contract was issued on the date of continuance; (2) the Contract Value applied on the date of continuance resulted from our receipt of an initial Purchase Payment,

                           C. Withdrawal charges will not apply to withdrawals made from the Contract Value credited on the date of continuance. Withdrawal Charges will apply to Purchase Payments made after the date of continuance.

                           D. This Contract may not be continued under a subsequent Spousal Continuation.

                           We may make certain riders available to the surviving spouse at the time of continuance.

ANNUITY PERIOD PROVISIONS

Annuity Options            You may annuitize this Contract under one of the
                           following Annuity options:

Option 1                   We will make monthly payments for 10 years.
Certain Period Annuity

Option 2                   We will make monthly payments while the Annuitant is
Life Annuity               alive.

Option 3                   We will make monthly payments for a 10 year certain
Life Annuity with          period and thereafter while the Annuitant is alive.
Installments Guaranteed

Option 4                   We will pay the full monthly income while both
Joint and                  Annuitant(s) are alive. Upon the death of either
Survivor Annuity           Annuitant, We will continue to pay a percentage of
                           the original monthly payment. The percentage payable must be selected at the time the Annuity option is chosen. The percentages available are 50%, 66 2/3%, 75% and 100%.

Option 5                   We will make monthly payments for a 10 year certain
Joint and Survivor         period and thereafter while the Annuitants are alive.
Annuity with
Installments Guaranteed

Other Options              We may make other Annuity options available.

Commutability              For annuitizations under the Fixed and Variable
                           Annuity options with a 10 year certain period, You may elect a commutable Annuity option. You must make this election prior to the Annuity Date. Under the commutable Annuity option, partial lump sum payments are available during the certain period.

                           Lump sum payments are available once each year following the Annuity Date and may not be elected until 13 months after annuitization has started.

                           You may elect to receive a partial lump sum payment of the present value of the remaining payments in the period certain subject to the restrictions described below. If a partial lump sum payment is elected, the remaining payments in the period certain will be reduced based on the ratio of the amount of the partial withdrawal to the amount of the present value of the remaining installments in the period certain prior to the withdrawal. If the Annuitant is living after the period certain is over, payments will resume without regard to any lump sum payments made during the certain period.

                           Each time that a partial lump sum payment is made, We will determine the percentage that the payment represents of the present value of the remaining installments in the period certain. The sum of these percentages over the life of the Contract cannot exceed 75% for Nonqualified Contracts, or 100% for Contracts issued under a Qualified Plan.

                           In determining the amount of the lump sum payment that is available, the present value of the remaining installments in the certain period will be calculated based on the applicable interest rate.

                           For a Fixed Annuity option the applicable interest rate is the greater of:

                           (a) the ten year treasury constant maturity plus 3%, and
                           (b) the rate used to determine the initial payment plus 2%.

                           For a Variable Annuity option the applicable interest rate is the assumed investment rate plus 2%.

                           The amount of each payment for purposes of determining the present value of any variable installments will be the payment next scheduled after the request for commutation is received.

                           The terms for the commutability of an Annuity option under any Contract rider are specified in the rider.

Election of Annuity        We must receive an election of an Annuity option in
Option                     writing. You may make an election on or before the
                           Annuity Date provided the Annuitant is alive.

                           A subsequent change of beneficiary, or an assignment of this Contract will revoke an election unless the assignment provides otherwise.

                           Upon election of an Annuity option, We agree to pay the Owner on the payment due dates as stated in the specifications page of the supplementary agreement. The Owner may direct Us, in writing, to make payments to another person. An option cannot be changed after the first Annuity payment is made. If the total Contract Value is applied under one of the Annuity options, this Contract must be surrendered to Us.

                           If an Annuity option is not elected by the Annuity Date, an Annuity will be paid under Option 3 if there is one Annuitant on the Annuity Date and Option 5 if there are joint Annuitants on the Annuity Date.

Electing a Fixed or        You may elect a Fixed Annuity, a Variable Annuity or
Variable Annuity Option    a combination of both. The portion of the Contract
                           Value You elect to be paid as a Fixed Annuity, if any, will be transferred to Our General Account. We must receive your Fixed and Variable allocation election in writing at least seven days prior to the Annuity Date. If We do not receive notification from You, all the Contract Value will be paid to You as a Fixed Annuity.

                           If your allocation includes a Variable Annuity payment, payments will reflect the investment performance of the Subaccounts in accordance with the allocation on the Annuity Date. Allocations will not be changed thereafter, except as provided in the Transfers Between Subaccounts section.

                           Payments for all options are derived from the applicable tables. Current Annuity rates will be used if they produce greater payments than those quoted in the Contract. The age in the tables is the Age of the Annuitant on the last birthday before the first payment is due.

                           The option selected must result in a payment that is at least equal to Our minimum payment, according to Our rules, at the time the Annuity option is chosen. If at any time the payment is less than the minimum payment, We have the right to increase the period between payments to quarterly, semi-annual or annual so that the payment is at least equal to the minimum payment or to make payment in one lump sum.

Fixed Annuity              The portion of the Contract Value You elected to have
                           paid to you as a Fixed Annuity less any withdrawal charge, charges for other benefits, and Records
                           Maintenance Charge will be used to determine the Fixed Annuity monthly payment in accordance with the Annuity option selected. Any Accumulated Guarantee
                           Period Values will be adjusted for any applicable
                           Market Value Adjustment as well.

Variable Annuity           The portion of the Contract Value You elect to have
                           paid to you as a Variable Annuity is first reduced by any withdrawal charge, charges for other benefits, and Records Maintenance Charge. The value that remains is used to determine the first monthly
                           Annuity payment. The first monthly Annuity payment is based on the guaranteed Annuity option shown in the Annuity Option Table.

                           The dollar amount of subsequent payments may increase or decrease depending on the investment experience of each Subaccount to which Contract Value is allocated. You may not have more than three Subaccounts at one time. The number of Annuity Units per payment will remain fixed for each Subaccount unless a transfer is made. If a transfer is made, the number of Annuity Units per payment will change. Some Annuity options provide for a reduction in the income level upon the death of an Annuitant, which will reduce the number of Annuity units.

                           The number of Annuity Units for each Subaccount is calculated by dividing a. by b. where:

                           a. is the amount of the monthly payment that can be attributed to that Subaccount; and

                           b. is the Annuity Unit value for that Subaccount at the end of the Valuation Period.

                           The Valuation Period includes the date on which the payment is made.

                           Monthly Annuity payments, after the first payment, are calculated by summing up, for each Subaccount, the product of a. multiplied by b. where:

                           a. is the number of Annuity Units per payment in each Subaccount; and

                           b. is the Annuity Unit value for that Subaccount at the end of the Valuation Period.

Annuity Unit Value         The Valuation Period includes the date on which the
                           payment is made. The value of an Annuity Unit for each Subaccount at the end of any Valuation Period is determined by the result of a. multiplied by b. by c.
                           where:

                           a. is the Annuity Unit value for the immediately preceding Valuation Period; and

                           b. is the net investment experience factor for the Valuation Period for which the Annuity Unit value is being calculated; and

                           c. is the interest factor of 99993235 per calendar day of such subsequent Valuation Period to offset the effect of the assumed rate of 2.50% per year used in the Annuity Option Table. A different interest rate factor will be used if an assumed rate other than 2.50% is used in the Annuity Option Table.

Basis of Annuity Options   The guaranteed monthly payments are based on an
                           interest rate of 2.50% per year and, where mortality is involved, the "Annuity 2000 Table" developed by the Society of Actuaries projected using Scale G to the year 2015. We may also make available Variable
                           Annuity payment options based on assumed investment rates other than 2.50%, but not greater than 5.00%.

Withdrawal Charge          Upon annuitization, a withdrawal charge will be
Upon Annuitization         applied as shown in the Contract Schedule after
                           application of any applicable Market Value
                           Adjustment. The withdrawal charge is waived when the Owner elects an Annuity option which provides either an income benefit period of ten years or more or a benefit under which payment is contingent on the life of the Annuitant(s).

Transfers Between          During the Annuity Period, You may make transfers
Subaccounts                between Subaccounts subject to the following:

                           1. You must send Us written notice in a form satisfactory to Us.

                           2. Transfers between Subaccounts are prohibited during the first year of the Annuity Period; subsequent transfers are limited to one per year.

                           3. You may not have more than three Subaccounts at any time.

                           4. At least $5,000 of Annuity Unit value must be transferred from a Subaccount, unless the transfer will eliminate Your interest in the Subaccount.

                           5. At least $5,000 of Annuity Unit value must remain in the Subaccount after a transfer, unless the transfer will eliminate Your interest in the Subaccount.

                           6. If We receive notice of a transfer between Subaccounts more than seven (7) days before an Annuity payment date, the transfer is effective during the Valuation Period after the date We receive the notice.

                           7. If We receive notice of a transfer between Subaccounts less than seven (7) days before an Annuity Payment date, the transfer is effective during the Valuation Period after the Annuity Payment date.

                           We reserve the right at any time and without notice to any party to terminate, suspend or modify these transfer privileges.

                           When a transfer is made between Subaccounts, the number of Annuity Units per payment attributable to a Subaccount to which the transfer is made is equal to
                           a. multiplied by b. divided by c., where:

                           a. is the number of Annuity Units per payment in the Subaccount from which the transfer is being made;

                           b. is the Annuity Unit value for the Subaccount from which the transfer is being made; and

                           c. is the Annuity Unit value for the Subaccount to which the transfer is being made.

Conversion from a          During the Annuity Period, You may convert Fixed
Fixed Annuity Payment      Annuity payments to Variable Annuity payments subject
                           to the following:

                           1. You must send Us written notice in a form satisfactory to Us.

                           2. At least $30,000 of annuity reserve value must be transferred from Our General Account, unless the transfer will eliminate the annuity reserve value.

                           3. At least $30,000 of annuity reserve value must remain in Our General Account after a transfer, unless the transfer will eliminate the annuity reserve value.

                           4. Conversions from a Fixed Annuity payment are available only on an anniversary of the Annuity Date.

                           5. We must receive notice at least thirty (30) days prior to the anniversary.

                           We reserve the right at any time and without notice to any party to terminate, suspend or modify these conversion privileges.

                           When a conversion is made from a Fixed Annuity payment to a Variable Annuity payment, the number of Annuity Units per payment attributable to a Subaccount to which the conversion is made is equal to a. divided by b. divided by c., where:

                           a. is the annuity reserve being transferred from Our General Account;

                           b. is the Annuity Unit value for the Subaccount to which the transfer is being made; and

                           c. is the present value of $1.00 per payment period using the attained Age(s) of the Annuitant(s) and any remaining payment that may be due at the time of the transfer.

                           The annuity reserve value equals the present value of the remaining Fixed Annuity payments using the same interest and mortality basis used to calculate the Fixed Annuity payments.

                           Money converted to a Variable Annuity payment will be applied under the same Annuity option as originally selected.

Conversion to a            During the Annuity Period, You may convert Variable
Fixed Annuity Payment      Annuity payments to Fixed Annuity payments subject to
                           the following:

                           1. You must send Us written notice in a form satisfactory to Us.

                           2. At least $30,000 of Annuity Unit value must be transferred to Our General Account from the Subaccounts.

                           3. At least $5,000 of Annuity Unit value must remain in a Subaccount after a transfer, unless the transfer will eliminate Your interest in the Subaccount.

                           4. Conversions to a Fixed Annuity payment are available only on an anniversary of the Annuity Date.

                           5. We must receive notice at least thirty (30) days prior to the anniversary.

                           We reserve the right at any time and without notice to any party to terminate, suspend or modify these conversion privileges.

                           When a conversion is made from a Variable Annuity payment to a Fixed Annuity payment, the number of Annuity Units per payment attributable to a Subaccount from which the conversion is made is the product of a. multiplied by b. multiplied by c., where:

                           a. is the number of Annuity Units representing Your interest in such Subaccount per Annuity payment;

                           b.   is the Annuity Unit value for such Subaccount;
                                and

                           c. is the present value of $1.00 per payment period using the attained Age(s) of the Annuitant(s) and any remaining payment that may be due at the time of the transfer.

                           Money converted to a Fixed Annuity payment will be applied under the same Annuity option as originally selected.

Payment of Death           If an Annuitant dies after the Annuity Date, the
Benefits During the        death benefit, if any, will depend on the Annuity
Annuity Period             option in effect.

                           If an Owner, who is not also an Annuitant, dies after the Annuity Date, the following provisions apply:

                           1. If the Owner was the sole Owner, the remaining Annuity payments will be payable to the beneficiary in accordance with the Annuity option in effect. The beneficiary will become the Owner.

                           2. If the Contract has joint Owners, the Annuity payments will be payable to the surviving joint Owner in accordance with the terms of the Annuity option in effect. Upon the death of the surviving joint Owner, the beneficiary becomes the Owner.

Disbursement Upon          When the Annuitant or surviving joint Annuitant dies,
Death of Annuitant;        We will automatically continue any unpaid
Under Options 1, 3 or 5    installments for the remainder of the certain period
                           under Option 1, Option 3 or Option 5 to the Payee.
                           However, if You elect within 60 days of Our receipt of due proof of death, We will pay a commuted value of the remaining payments of the certain period. In determining the commuted value, the present value of the remaining payments in the certain period will be calculated based on the applicable interest rate.

                           For a Fixed Annuity option the applicable interest rate is the greater of:

                           (a) the ten year treasury constant maturity plus 3%, and
                           (b) the rate used to determine the initial payment plus 2%.

                           For a Variable Annuity option the applicable interest rate is the assumed investment rate plus 2%

                           The amount of each payment for purposes of determining the present value of any variable installments will be determined by applying the Annuity Unit value next determined following Our receipt of due proof of death.

Supplementary              A supplementary agreement will be issued to reflect
Agreement                  payments that will be made under an Annuity option.

Date of First Payment      Interest, under an Annuity option, will start to
                           accrue on the effective date of the supplementary agreement. The supplementary agreement will provide details on the payments to be made.

Evidence of Age, Sex       We may require satisfactory evidence of the Age, sex
and Survival               and the continued survival of any person on whose
                           life the income is based.

Misstatement of Age        If the Age or sex of the Annuitant has been
or Sex                     misstated, the amount payable under the Contract will
                           be such as the Purchase Payments sent to Us would have purchased at the correct Age or sex. Interest not to exceed 6% compounded each year will be charged to any overpayment or credited to any underpayment against future payments We may make under this Contract.

                              ANNUITY OPTION TABLE
           AMOUNT OF MONTHLY PAYMENT FOR EACH $1,000 OF VALUE APPLIED

Option One - Certain Period Annuity

 Number
of years   Monthly
selected   Payment
--------   -------

   10        9.39

Options Two and Three - Life Annuity With Installments Guaranteed

Age of
 Male
Payee    Monthly Payments Guaranteed
------   ---------------------------
                 None    120
                 -----   ----

  55              4.00   3.96
  56              4.08   4.04
  57              4.17   4.12
  58              4.26   4.21
  59              4.36   4.30
  60              4.46   4.40
  61              4.57   4.50
  62              4.69   4.60
  63              4.81   4.71
  64              4.95   4.83
  65              5.09   4.95
  66              5.24   5.08
  67              5.41   5.22
  68              5.58   5.36
  69              5.76   5.50
  70              5.96   5.65
  71              6.17   5.81
  72              6.39   5.97
  73              6.62   6.13
  74              6.88   6.30
  75              7.14   6.47
  76              7.43   6.65
  77              7.73   6.83
  78              8.06   7.01
  79              8.41   7.18
  80              8.79   7.36
  81              9.19   7.54
  82              9.62   7.71
  83             10.08   7.88
  84             10.57   8.04
  85             11.10   8.20

Age of
Female
 Payee   Monthly Payments Guaranteed
------   ---------------------------
                 None    120
                 -----   ----

  55              3.71   3.70
  56              3.78   3.76
  57              3.86   3.83
  58              3.93   3.91
  59              4.02   3.99
  60              4.10   4.07
  61              4.20   4.16
  62              4.29   4.25
  63              4.40   4.35
  64              4.51   4.45
  65              4.63   4.56
  66              4.75   4.68
  67              4.89   4.80
  68              5.03   4.93
  69              5.19   5.06
  70              5.36   5.21
  71              5.54   5.36
  72              5.73   5.52
  73              5.94   5.69
  74              6.17   5.86
  75              6.41   6.04
  76              6.68   6.23
  77              6.96   6.42
  78              7.26   6.62
  79              7.59   6.82
  80              7.95   7.02
  81              8.34   7.23
  82              8.76   7.43
  83              9.21   7.62
  84              9.71   7.81
  85             10.24   8.00

Option Four - Joint and 100% Survivor Annuity

Age of                 Age of Female Payee
 Male    ----------------------------------------------
Payee     55     60     65     70     75     80     85
------   ----   ----   ----   ----   ----   ----   ----
  55     3.38   3.53   3.67   3.77   3.86   3.91   3.95
  60     3.48   3.68   3.88   4.06   4.20   4.30   4.37
  65     3.56   3.81   4.08   4.35   4.59   4.77   4.91
  70     3.62   3.92   4.26   4.63   4.99   5.32   5.57
  75     3.65   3.99   4.39   4.87   5.39   5.90   6.34
  80     3.68   4.03   4.49   5.05   5.73   6.46   7.18
  85     3.69   4.06   4.55   5.18   5.99   6.96   8.01

Option Five - Joint and 100% Survivor Annuity with Installments Guaranteed for 10 years

Age of                 Age of Female Payee
 Male    ----------------------------------------------
Payee     55     60     65     70     75     80     85
------   ----   ----   ----   ----   ----   ----   ----
  55     3.38   3.53   3.66   3.77   3.85   3.91   3.94
  60     3.48   3.68   3.88   4.05   4.19   4.29   4.35
  65     3.56   3.81   4.08   4.34   4.57   4.74   4.86
  70     3.61   3.91   4.25   4.61   4.96   5.26   5.46
  75     3.65   3.98   4.38   4.84   5.33   5.78   6.13
  80     3.67   4.03   4.47   5.01   5.63   6.26   6.78
  85     3.69   4.05   4.52   5.12   5.84   6.63   7.34

Rates for ages not shown here will be provided upon request.

FLEXIBLE PREMIUM MODIFIED GUARANTEED, FIXED AND VARIABLE DEFERRED ANNUITY
CONTRACT

NON-PARTICIPATING

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SUBACCOUNTS, ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT. REFER TO THE VARIABLE ACCOUNT AND ANNUITY PERIOD PROVISIONS FOR A DETERMINATION OF ANY VARIABLE BENEFITS.

BENEFITS, PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON GUARANTEE PERIOD VALUES, MAY INCREASE OR DECREASE IN ACCORDANCE WITH THE MARKET VALUE ADJUSTMENT FORMULA STATED IN THE CONTRACT SCHEDULE.

READ YOUR CONTRACT CAREFULLY

Federal Kemper Life Assurance Company
1600 McConnor Parkway, Schaumburg, Illinois 60196-6801